EXHIBIT 99.1


FOR IMMEDIATE RELEASE                CONTACT: Frederick N. Cooper (215) 938-8312
February 26, 2004                                    fcooper@tollbrothersinc.com
                                                 Joseph R. Sicree (215) 938-8045
                                                     jsicree@tollbrothersinc.com


          TOLL BROTHERS REPORTS RECORD NET INCOME, REVENUES, CONTRACTS
                          AND BACKLOG FOR 1ST QTR 2004
         RECORD 1ST QTR NET INCOME GREW 10% TO $50.1 MILLION VS FY 2003
              RECORD 1ST QTR EPS ROSE 2% TO $0.62 PER SHARE DILUTED
              RECORD 1ST QTR REVENUES INCREASED 5% TO $598 MILLION
                RECORD 1ST QTR CONTRACTS GREW 54% TO $904 MILLION
              RECORD 1ST QTR-END BACKLOG ROSE 56% TO $2.95 BILLION


Huntingdon Valley, PA, February 26, 2004 -- Toll Brothers, Inc., (NYSE:TOL) (www.tollbrothers.com), the nation's leading builder of luxury homes, today reported record first quarter results for net income, revenues, contracts and backlog for the period ended January 31, 2004.

Robert I. Toll, chairman and chief executive officer, stated: "The strong demand we've enjoyed for the past several months has continued unabated in February. Over the past four, eight and twelve-week periods, non-binding reservation deposits and traffic, the leading indicators for revenues nine to twelve months out, have been up more than 50% gross and 35% on a "same store" (per community) basis compared to the same period one year ago. Although, for comparison, last year's deposits and traffic in February were tempered by the buildup to war in Iraq, this year's numbers are the strongest on average per community for any February going back to 1987."

"Since most of 2004's remaining deliveries are already in our backlog, we believe that fiscal 2004 will be another record year with net income growth of at least 20%. With lead times of up to twelve months on deliveries at many of our communities, we are now signing contracts for homes to be delivered into the second quarter of fiscal 2005. With this backlog and our supply of 51,000 home sites, which represents a five to six year supply at our current pace of growth, we project continued strong, sustainable growth over the next several years."

"As previously reported, while the severe winter weather apparently has not slowed demand, it has slowed production and delayed closings. The frozen ground has also delayed the start of new home foundations in the Northeast, Mid-Atlantic and Midwest regions. Therefore, we are lowering the top end of our projected range of fiscal 2004 deliveries by 100 homes - to 6,200 - while holding at 5,900 homes the low end of our projected range. This range represents an increase of between 20% and 26% compared to fiscal 2003's record deliveries of 4,911 homes. Since we sign contracts for our homes, then build and deliver them, those homes scheduled for delivery that don't close in one quarter will be delivered in the next quarter. These are revenues postponed, not revenues lost."

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Toll Brothers' financial highlights for the period ended January 31, 2004
(unaudited):

o First quarter 2004 net income of $50.1 million ($0.62 per share diluted) grew 10% versus 2003's record first quarter net income of $45.4 million ($0.61 per share diluted).

o First quarter 2004 revenues of $597.9 million grew 5% versus 2003's record first quarter revenues of $570.3 million. First quarter 2004 home building revenues of $589.6 million (1,085 homes) increased 6% versus 2003's record first quarter home building revenues of $557.9 million (1,036 homes). Revenues from land sales totaled $6.0 million for first quarter 2004 compared to $9.4 million in first quarter 2003.

o First quarter 2004 contracts of $904.4 million (1,517 homes) grew by 54% versus 2003's record first quarter contracts of $586.2 million (1,066 homes).

o The Company's FY 2004 first quarter-end backlog of $2.95 billion (5,094 homes), the highest for any quarter in its history, increased 56% versus FY 2003's record first quarter-end backlog of $1.89 billion (3,387 homes).

Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 4:00 p.m. (EST) today, February 26, 2004, to discuss these results and our outlook for fiscal 2004. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through April 30, 2004.

As it has previously, the Company plans to file an 8-K detailing the guidance on future results it intends to present on this conference call, which will be posted on its website.

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

Toll Brothers builds luxury single-family and attached home communities and master-planned luxury multi-product residential golf course communities principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

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Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit www.tollbrothers.com.

        Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.


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                      TOLL BROTHERS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)

                                                               January 31,        October 31,
                                                                  2004               2003
                                                              ------------       ------------
                                                               (Unaudited)
ASSETS

     Cash and cash equivalents                                $   245,623        $   425,251
     Inventory                                                  3,272,560          3,080,349
     Property, construction and office equipment, net              44,756             43,711
     Receivables, prepaid expenses and other assets               119,631            113,633
     Mortgage loans receivable                                     44,676             57,500
     Customer deposits held in escrow                              34,653             31,547
     Investments in and advances to
       unconsolidated entities                                     64,976             35,400
                                                              -----------        -----------
                                                              $ 3,826,875        $ 3,787,391
                                                              ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

     Liabilities:
     Loans payable                                            $   279,933        $   281,697
     Senior notes                                                 546,744            546,669
     Senior subordinated notes                                    620,000            620,000
     Mortgage company warehouse loan                               37,137             49,939
     Customer deposits                                            197,782            176,710
     Accounts payable                                             143,520            151,730
     Accrued expenses                                             330,529            346,944
     Income taxes payable                                         122,032            137,074
                                                              -----------        -----------
       Total liabilities                                        2,277,677          2,310,763
                                                              -----------        -----------
     Stockholders' equity:
     Common stock                                                     770                770
     Additional paid-in capital                                   202,317            190,596
     Retained earnings                                          1,411,703          1,361,619
     Treasury stock                                               (65,592)           (76,357)
                                                              -----------        -----------
       Total stockholders' equity                               1,549,198          1,476,628
                                                              -----------        -----------
                                                              $ 3,826,875        $ 3,787,391
                                                              ===========        ===========

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                      TOLL BROTHERS, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

                                                                     Quarter ended
                                                                      January 31,
                                                                 2004              2003
                                                              --------           --------
Revenues:
     Housing sales                                            $589,577           $557,886
     Land sales                                                  5,987              9,434
     Equity earnings in unconsolidated joint ventures              665                253
     Interest and other                                          1,683              2,687
                                                              --------           --------
                                                               597,912            570,260
                                                              --------           --------
Costs and expenses:
     Housing sales                                             422,428            405,172
     Land sales                                                  5,303              7,614
     Selling, general and administrative expenses               76,653             65,623
     Interest                                                   14,558             16,041
     Expenses related to early retirement of debt                   --              3,890
                                                              --------           --------
                                                               518,942            498,340
                                                              --------           --------

Income before income taxes                                      78,970             71,920
Income taxes                                                    28,886             26,506
                                                              --------           --------
Net income                                                    $ 50,084           $ 45,414
                                                              ========           ========

Earnings per share:
     Basic                                                    $   0.68           $   0.65
                                                              ========           ========
     Diluted                                                  $   0.62           $   0.61
                                                              ========           ========

Weighted average number of shares:
     Basic                                                      73,839             70,407
     Diluted                                                    80,819             74,308

Additional information:
     Interest incurred                                        $ 28,240           $ 25,782
     Depreciation & amortization                              $  3,563           $  3,045


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
                                                                 UNITS                            $ (MILL)
                                                       1st Qtr.         1st Qtr.          1st Qtr.         1st Qtr.
CLOSINGS                                                 2004             2003              2004             2003
-------------------------------                       ----------       ----------        ---------        ---------
Northeast
(MA, RI, NH, CT, NY, NJ)                                  183              168             104.6             99.2
Mid-Atlantic (PA, DE, MD, VA)                             405              379             201.4            182.5
Midwest      (OH, IL, MI)                                  72               87              40.9             43.5
Southeast    (FL, NC, TN)                                 121              163              53.7             73.3
Southwest    (AZ, NV, TX)                                 149              130              81.8             67.4
West Coast   (CA)                                         155              109             107.2             92.0
                                                        -----            -----             -----            -----
                      Total                             1,085            1,036             589.6            557.9



CONTRACTS (1)
-------------------------------
Northeast
(MA, RI, NH, CT, NY, NJ)                                  222              141             137.9             88.9
Mid-Atlantic (PA, DE, MD, VA)                             527              435             283.8            219.4
Midwest      (OH, IL, MI)                                 125               94              73.3             49.8
Southeast    (FL, NC, SC,TN)                              174              115              85.4             55.8
Southwest    (AZ, NV, TX, CO)                             233              178             143.5             96.6
West Coast   (CA)                                         236              103             180.5             75.7
                                                        -----            -----             -----            -----
                      Total                             1,517            1,066             904.4            586.2


BACKLOG (1)
-------------------------------
Northeast
(MA, RI, NH, CT, NY, NJ)                                  971              633             552.7            374.4
Mid-Atlantic (PA, DE, MD, VA)                           1,796            1,190             919.5            584.3
Midwest      (OH, IL, MI)                                 357              288             198.8            156.2
Southeast    (FL, NC, SC, TN)                             464              336             250.1            186.9
Southwest    (AZ, NV, TX, CO)                             793              584             458.5            297.8
West Coast   (CA)                                         713              356             570.3            292.2
                                                        -----            -----             -----            -----
                      Total                             5,094            3,387           2,949.9          1,891.8

(1) Contracts for the three-month period ended January 31, 2004 included $1.6 million (5 homes) from an unconsolidated 50% owned joint venture. Contracts for the three-month period ended January 31, 2003 included $3.1 million (10 homes) from this joint venture. Backlog as of January 31, 2004 and 2003 included $4.8 million (15 homes) and $7.8 million (25 homes), respectively, from this joint venture.

                                       ###